UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
 Tempe, Arizona 85281
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our 2010 Annual Meeting of Stockholders on June 1, 2010. At the meeting, our stockholders voted on the following four proposals and cast their votes as follows to approve such proposals:

    Proposal 1: To elect the following nine nominees to First Solar’s board of directors, each to serve on our board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	65,107,980	606,508	6,667,071
Robert J. Gillette	65,466,003	248,485	6,667,071
Craig Kennedy	65,482,861	231,627	6,667,071
James F. Nolan	64,531,516	1,182,972	6,667,071
William J. Post	65,383,743	330,745	6,667,071
J. Thomas Presby	65,256,873	457,615	6,667,071
Paul H. Stebbins	57,219,851	8,494,637	6,667,071
Michael Sweeney	57,091,228	8,623,260	6,667,071
José H. Villarreal	55,392,821	10,321,667	6,667,071

    Proposal 2: To approve the adoption of the First Solar, Inc. 2010 Omnibus Incentive Compensation Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
56,067,547	9,587,631	59,310	6,667,071

    Proposal 3: To approve the adoption of the First Solar, Inc. Associate Stock Purchase Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
65,368,325	323,956	22,207	6,667,071

    Proposal 4: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar’s independent registered public accounting firm for the fiscal year ending December 25, 2010:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
72,098,508	240,038	43,013	-

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: June 2, 2010	By:	/s/ Mary Beth Gustafsson

	Name:	Mary Beth Gustafsson
	Title:	Executive Vice President, General Counsel and Secretary